For Immediate Release

For Details Contact:

Ed Richardson                                                  Dario Sacomani

Chairman and Chief Executive Officer          Senior Vice President and

Richardson Electronics, Ltd.                          Chief Financial Officer

Phone:  (630) 208-2340                                     Richardson Electronics, Ltd.

E-mail:  info@rell.com

Richardson Electronics Announces Stockholders’ Meeting and Web Conference Availability

LaFox, IL, Friday October 10, 2003:  Richardson Electronics, Ltd.  (NASDAQ: RELL) announced that the Company’s 2003 annual meeting of stockholders will be held on Wednesday, October 15, 2003 at 2:00 P.M.CDT at the corporate headquarters in LaFox, IL.  Chairman and Chief Executive Officer, Edward J. Richardson will host the meeting to discuss the Company’s performance and will be joined by Bruce Johnson, President and Chief Operating Officer; and Dario Sacomani, Senior Vice President and Chief Financial Officer.  Additionally, presentations will be made for the Display Systems Group and Security Systems Division.

A live web conference of the meeting is available using PlaceWare Web Conferencing and can be accessed at http://www.placeware.com/cc/rell.  At the “Enter Meeting” page, supply the following information:

   Your Name: (enter your name)

   Meeting ID: 89719

   Meeting Key: 872804

   Conference Center Name: rell

   Click “Enter” at the bottom of the page

To access the audio portion of the meeting, please dial (USA) 1-888-285-4585.  The access code for the call is 760047.

There is a limit of 25 seats for the web conference and they are available on a first come, first serve basis.

The presentation will be placed on the Company’s website at www.rell.com/investor.asp for viewing beginning October 16, 2003.

During the course of the stockholders’ meeting, the Company may make “forward-looking” statements as defined by the SEC.  Statements in this meeting regarding the Company’s business which are not historical facts represent “forward-looking” statements that involve risks and uncertainties.  For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year.  The Company assumes no responsibility to update the forward-looking statements in this meeting as a result of new information, future events, or otherwise.

About Richardson Electronics

Richardson Electronics, Ltd. is a global provider of “engineered solutions,” serving the RF and wireless communications, industrial power conversion, security and display systems markets.  The Company delivers engineered solutions for its customers’ needs through product manufacturing, systems integration, prototype design and manufacture, testing and logistics.  Press announcements and other information about Richardson are available on the World Wide Web at http://www.rell.com/investor.asp.